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                                   Exhibit 5.2, 8.2 and 23.2




                                   February 28, 2007

CWABS, Inc.
4500 Park Granada
Calabasas, California 91302

         CWABS, Inc.
         Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to CWABS, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of pass-through certificates evidencing ownership interests in, and debt obligations designated as notes secured by, mortgage loans or interests therein, and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement").

      Pass-through certificates are issuable in series under separate pooling and servicing agreements, each creating a separate pass-through trust under the laws of the State of New York as the issuing entity and each among the Registrant as depositor and a trustee, a master servicer and any special servicer, fiscal agent and tax administrator named therein, as identified in the prospectus supplement for such series of pass-through certificates. Notes are issuable in series under separate indentures, each between a statutory trust formed under the laws of the State of Delaware as issuing entity and an indenture trustee, as identified in the prospectus supplement for such series of notes. Each pooling and servicing agreement and indenture will be substantially in a form filed as an exhibit to the Registration Statement.

      In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary. We have also assumed the necessary entity power, authority, authorization, execution, authentication, offer and sale of and for each series of pass-through certificates and notes at the time of the takedown thereof under the Registration Statement, pursuant to and in accordance with the related pooling and servicing agreement or indenture, underwriting agreement and prospectus supplement. The opinion expressed herein with respect to enforceability is subject to general principles of equity and the effect of bankruptcy, insolvency, fraudulent conveyance and transfer and other similar laws of general applicability affecting the rights of creditors.

CWABS, Inc.                                                              Page 2.
Registration Statement on From S-3
February 28, 2007


      In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the States of New York and, to the extent applicable, Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

      The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

      Based upon and subject to the foregoing, it is our opinion that:

      1. Each series of pass-through certificates will be legally and validly issued, enforceable under the laws of the State of New York in accordance with its terms, fully paid and non-assessable and entitled to the benefits of the related pooling and servicing agreement.

      2. Each series of notes will be legally and validly issued and legally binding obligations, enforceable under the laws of the State of New York in accordance with its terms against the related statutory trust issuer thereof, fully paid and non-assessable and entitled to the benefits of the related Indenture.

      3. The descriptions of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the prospectus and in each form of prospectus supplement contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of investment in the securities to which those descriptions relate, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.

      We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name in the prospectus and forms of prospectus supplement included in the Registration Statement under the headings "Material Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                   Very truly yours,

                                   /s/ Thacher Proffitt & Wood LLP
                                   -------------------------------
                                   Thacher Proffitt & Wood LLP